EXHIBIT 99.1

Akorn Provides Preliminary Third Quarter 2019 Results

Updates net loss and affirms net revenue and adjusted EBITDA guidance

LAKE FOREST, Ill., Oct. 31, 2019 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty pharmaceutical company, today announced its preliminary financial results for the third quarter of 2019.

Third Quarter 2019 and Recent Business Highlights

  Net revenue was $176 million, up $11 million, 6% from the prior year quarter
  Net income was $48 million, compared to $70 million loss in the prior year quarter
  Adjusted EBITDA was $29 million, compared to $10 million in the prior year quarter
  Generated positive operating cash flow during the third quarter
  Launched five new products year-to-date including one in the third quarter: Diclofenac Sodium Topical Gel 1%
  Received five ANDA approvals year-to-date including two in the third quarter: Azelastine Hydrochloride Nasal Spray, 0.15% and Betamethasone Dipropionate Lotion USP (Augmented), 0.05%
  Continued progress on operational initiatives leading to stability in backorders and significant reduction in failure to supply penalties

See "Non-GAAP Financial Measures" below.

Douglas Boothe, Akorn’s President and Chief Executive Officer, stated, “Our third quarter results reflect the continued progress and momentum we have built year-to-date.  The positive operating cash flow generation, significant decrease in failure to supply penalties, and continued margin improvements were driven by our commitment to operational excellence.  As a result of our third quarter performance and current expectations for the fourth quarter, we are updating our net loss and affirming our revenue and adjusted EBITDA guidance for full year 2019.”

Boothe continued, “We are confident in our long-term strategy and are pleased with the progress we have made in our efforts to refinance our debt and return to long-term profitability and value creation for our stakeholders.”

Summary Financial Results for the Quarter Ended September 30, 2019

Akorn's reported net revenue was $176.2 million for the three month period ended September 30, 2019, representing an increase of $10.6 million, or 6.4%, as compared to net revenue of $165.6 million for the three month period ended September 30, 2018.  The increase in net revenue in the period was primarily due to increases of $11.0 million and $4.6 million in organic revenue and new products, respectively, partially offset by a decline in discontinued products revenue of $5.0 million.  The $11.0 million increase in organic revenue was due to approximately $37.0 million, or 23.4% of favorable price variance primarily due to price increases on certain exclusive products partially offset by $25.9 million, or 16.4% in volume decline.  The volume decline was principally due to the effect of competition on a number of products, including Myorisan® and Fluticasone Rx as well as supply shortfalls from the continued production ramp-up at our Somerset manufacturing facility.

Consolidated gross profit for the quarter ended September 30, 2019, was $71.4 million, or 40.5% of net revenue, compared to $57.3 million, or 34.6% of net revenue, in the corresponding prior year quarter.  The increase in the gross profit percentage was principally due to favorable price and product mix and timing of costs associated with FDA compliance related improvement activities.

GAAP net income for the third quarter of 2019, was $47.7 million, or $0.38 per diluted share, compared to GAAP net loss of $(70.1) million, or $(0.56) per diluted share, for the same quarter of 2018.  Included in GAAP net income for the third quarter of 2019 was an income tax benefit of approximately $66.3 million which was primarily due to the release of a tax reserve as a result of an IRS approval of an accounting method change related to the timing of deductions for chargebacks and rebates.  After a net adjustment of $(45) million to net income for non-GAAP items, adjusted diluted earnings per share for the third quarter of 2019 was $0.02, compared to $(0.06) in the same quarter of 2018, after a net adjustment of $63 million to net income for non-GAAP items.  See "Non-GAAP Financial Measures" below.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $17.5 million for the third quarter of 2019, compared to $(56.2) million for the third quarter of 2018.  Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $29.0 million for the third quarter of 2019, compared to $10.0 million for the third quarter of 2018.  See "Non-GAAP Financial Measures" below.

Summary Financial Results for the Nine Months Ended September 30, 2019

Akorn's reported net revenue was $520.2 million for the nine month period ended September 30, 2019, representing a decrease of $20.5 million, or 3.8%, as compared to net revenue of $540.6 million for the nine month period ended September 30, 2018.  The decrease in net revenue in the period was primarily due to $16.4 million and $12.1 million decline in organic revenue and discontinued products, respectively, that were partially offset by $8.0 million increase in net revenue from new products.  The $16.4 million decline in organic revenue was due to approximately $77.7 million, or 15.0% in volume declines partially offset by $61.3 million, or 11.8% of favorable price variance primarily due to price increases on certain exclusive products.  The volume decline was principally due to the effect of competition on a number of products including Fluticasone Rx, Aminocaproic Tablets, Nembutal and Ephedrine as well as supply shortfalls from the continued production ramp-up at our Somerset manufacturing facility.

Consolidated gross profit for the nine month period ended September 30, 2019, was $192.9 million, or 37.1% of net revenue, compared to $220.8 million, or 40.8% of net revenue, in the corresponding prior year period.  The decline in the gross profit percentage was principally due to increased costs associated with FDA compliance related improvement activities and increased inventory loss that was partially offset by favorable price and product mix.

GAAP net loss was $(146.1) million for the nine month period ended September 30, 2019, or $(1.16) per diluted share, compared to GAAP net loss of $(186.9) million for the nine month period ended September 30, 2018, or $(1.49) per diluted share.  After a net adjustment of $133 million to net income for non-GAAP items, adjusted diluted earnings per share for the nine months ended September 30, 2019 was $(0.10), compared to $0.10 in the corresponding period in the prior year, after a net adjustment of $199 million to net income for non-GAAP items.

EBITDA was $(105.6) million for the nine month period ended September 30, 2019, compared to $(135.4) million for the nine month period ended September 30, 2018.  Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $60.7 million for the nine month period ended September 30, 2019, compared to $69.2 million for the nine month period ended September 30, 2018.  See "Non-GAAP Financial Measures" below.

Updated Full Year 2019 Guidance

The Company is affirming its net revenue and adjusted EBITDA guidance, and updating other guidance as noted below:

  Net revenue for the year is expected to be in the range of $690 million to $710 million
  Net loss for the year is expected to be in the range of $(193) million to $(178) million.  The change is primarily driven by a tax benefit during the three month period ended September 30, 2019, which was due to the release of a reserve for an uncertain tax position.
  Adjusted EBITDA for the year is expected to be in the range of $71 million to $86 million
  Expecting approximately $30 million in capital expenditures, a decrease from previous guidance
  Expecting approximately $50 million for FDA compliance and data integrity assessment expenditures

Status of Akorn Pending ANDA Filings

As of October 31, 2019, Akorn had 34 ANDAs pending at the FDA, representing approximately $5.6 billion in annual branded and generic market value according to IQVIA.

Filed		Tentative Approval		Pending		Total
$ in millions		Count	Value *	Count	Value *	Count	Value *
Ophthalmic	Brand **	4	$1,195	9	$2,996	13	$4,191
	Generic	1	13	3	110	4	123
Injectable	Brand **	—	—	2	9	2	9
	Generic	1	127	6	870	7	997
Topical	Brand **	—	—	—	—	—	—
	Generic	—	—	3	54	3	54
Other	Brand **	—	—	—	—	—	—
	Generic	—	—	5	238	5	238
Total		6	$1,335	28	$4,277	34	$5,612

* The value, shown in millions, is the market size estimate based on IQVIA data for the trailing 12 months ended August 2019 and excludes any trade and customary allowances and discounts.  The IQVIA market size is not a forecast of our future sales.

** The label "brand" indicates that the pending ANDA filing is for a product that has not yet had generic competition, therefore the market value is that of the branded reference drug.  All filings reported in the table are generic filings.

Conference Call and Webcast Details:

As previously announced, Akorn’s management will hold a conference call with interested investors and analysts at 10:00 a.m. EDT on October 31, 2019, to discuss these results and updates in more detail.  To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.  The dial-in number to access the call is (844) 249-9382 in the U.S. and Canada and +1 (270) 823-1530 for international callers.  The conference ID is 4344329.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call.  To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn:

Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals.  Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals.  Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net income, (4) adjusted diluted earnings per share, (5) net debt, and (6) net debt to adjusted EBITDA ratio.  These non-GAAP measures adjust for certain specified items that are described in this release.  The Company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results.  The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses these measures in analyzing its business and financial condition.  Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and; therefore, have limits in their usefulness to investors.  In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.  Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net income (loss) before net interest income (expense), provision (benefit) for income taxes and depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income (loss), (minus) plus:

Interest income (expense), net
Provision (benefit) for income taxes
Depreciation and amortization
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, refinancing advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net income (loss), as defined by the Company, is calculated as follows:

Net income (loss), (minus) plus:

Amortization expense
Non-cash expenses, such as impairment of long-lived assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements, restatement expenses and various merger and acquisition-related expenses, employee retention expense, refinancing advisory fees, fixed asset impairment, executive termination expenses, data integrity investigations & assessment, gain on disposal of fixed assets, and
Fresenius transaction & litigation
Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.  The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan less cash and cash equivalents.

Net debt to adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months adjusted EBITDA.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period.  For example, adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees.  Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.  Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking statements", including expectations regarding the Company’s business plan and initiatives, financial performance, product launches, pending ANDA filings, the financial guidance for 2019, the non-binding agreement in principle to settle the Securities Class Action Litigation, and other statements regarding the Company’s plans and strategy.  When used in this document, the words “will,” “expect,” “continue,” “scheduled,” “plans,” “believe,” “anticipate,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements.  These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to:  (i) the effect of the Delaware Court of Chancery’s October 1, 2018 decision against the Company and the Delaware Supreme Court’s December 7, 2018 order affirming the Chancery Court’s decision on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company, with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and obligation to comply with certain covenants and other obligations under its standstill agreement with its first lien term loan lenders (the “Standstill Agreement”), (viii) the Company’s obligation under the Standstill Agreement to enter into a comprehensive amendment that is satisfactory in form and substance to the first lien term loan lenders, (ix) the risk that the holders of a significant number of shares may opt out of and elect not to participate in or be bound by the Securities Class Action Settlement Agreement, (x) the risk that the Securities Class Action Settlement Agreement may not obtain the necessary approval by the court or may be terminated in accordance with its terms, (xi) the risk that insurance proceeds, common shares or other consideration contemplated to be exchanged pursuant to the proposed settlement is not available at the appropriate time and (xii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019) and in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (as filed with the SEC on May 9, 2019) and June 30, 2019 (as filed with the SEC on August 2, 2019) and other risk factors identified from time to time in the Company’s filings with the SEC.  Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this press release.  The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues, net	$176,244	$165,625	$520,172	$540,632
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	104,842	108,363	327,273	319,863
GROSS PROFIT	71,402	57,262	192,899	220,769

Selling, general and administrative expenses	55,550	63,197	189,090	209,949
Research and development expenses	9,334	12,439	27,543	36,454
Amortization of intangibles	9,375	13,613	30,390	39,985
Impairment of goodwill	—	—	15,955	—
Impairment of intangible assets	—	29,649	10,748	112,998
Litigation rulings, settlements and contingencies	(11,625)	14,344	63,254	13,944
TOTAL OPERATING EXPENSES	62,634	133,242	336,980	413,330
OPERATING INCOME/(LOSS)	8,768	(75,980)	(144,081)	(192,561)
Amortization of deferred financing costs	(8,581)	(1,304)	(15,540)	(3,912)
Interest expense, net	(18,982)	(11,691)	(50,650)	(32,331)
Other non-operating income/(expense), net	208	436	806	(18)

(LOSS) BEFORE INCOME TAXES	(18,587)	(88,539)	(209,465)	(228,822)
Income tax (benefit)	(66,257)	(18,399)	(63,355)	(41,951)

NET INCOME/(LOSS)	$47,670	$(70,140)	$(146,110)	$(186,871)
NET INCOME/(LOSS) PER SHARE
NET INCOME/(LOSS) PER SHARE, BASIC	$0.38	$(0.56)	$(1.16)	$(1.49)
NET INCOME/(LOSS) PER SHARE, DILUTED	$0.38	$(0.56)	$(1.16)	$(1.49)

SHARES USED IN COMPUTING NET INCOME/(LOSS) PER SHARE
BASIC	126,144	125,462	125,920	125,346
DILUTED	126,826	125,462	125,920	125,346

COMPREHENSIVE INCOME/(LOSS)
Net income/(loss)	$47,670	$(70,140)	$(146,110)	$(186,871)
Unrealized holding (loss) on available-for-sale securities, net of tax of $0 and $2 for the three month periods ended September 30, 2019 and 2018, and $1 and $3 the nine month periods ended September 30, 2019 and 2018, respectively.	—	(4)	(3)	(9)
Foreign currency translation (loss)	(2,135)	(4,669)	(1,179)	(11,867)
Pension liability adjustment gain, net of tax of ($10) and ($1) for the three month periods ended September 30, 2019 and 2018, and ($29) and ($3) for the nine month periods ended September 30, 2019 and 2018, respectively.	39	4	113	12
COMPREHENSIVE INCOME/(LOSS)	$45,574	$(74,809)	$(147,179)	$(198,735)

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	September 30, 2019 (Unaudited)	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$205,542	$224,868
Trade accounts receivable, net	142,871	153,126
Inventories, net	167,701	173,645
Prepaid expenses and other current assets	17,842	32,180
TOTAL CURRENT ASSETS	533,956	583,819
PROPERTY, PLANT AND EQUIPMENT, NET	322,119	334,853
OTHER LONG-TERM ASSETS
Goodwill	267,923	283,879
Intangible assets, net	243,926	284,976
Right-of-use assets, net - Operating leases	23,016	—
Other non-current assets	7,424	7,730
TOTAL OTHER LONG-TERM ASSETS	542,289	576,585
TOTAL ASSETS	$1,398,364	$1,495,257
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$52,389	$39,570
Income taxes payable	165	—
Accrued royalties	7,285	6,786
Accrued compensation	29,695	19,745
Accrued administrative fees	32,400	36,767
Current portion of accrued legal fees and contingencies	40,891	52,413
Current portion of lease liability - Operating leases	2,334	—
Accrued expenses and other liabilities	12,235	15,542
Current portion of long-term debt (net of deferred financing costs)	838,517	—
TOTAL CURRENT LIABILITIES	1,015,911	170,823
LONG-TERM LIABILITIES
Long-term debt (net of non-current deferred financing costs)	—	820,411
Deferred tax liability	943	566
Uncertain tax liabilities	2,285	49,990
Long-term lease liability - Operating leases	22,562	—
Long-term portion of accrued legal fees and contingencies	37,000	—
Pension obligations and other liabilities	7,255	9,601
TOTAL LONG-TERM LIABILITIES	70,045	880,568
TOTAL LIABILITIES	1,085,956	1,051,391
SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value - 5,000,000 shares authorized; no shares issued or outstanding at September 30, 2019 and December 31, 2018.	—	—
Common stock, no par value – 150,000,000 shares authorized; 126,145,832 and 125,492,373 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	590,274	574,553
Accumulated deficit	(253,278)	(107,168)
Accumulated other comprehensive (loss)	(24,588)	(23,519)
TOTAL SHAREHOLDERS’ EQUITY	312,408	443,866
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,398,364	$1,495,257

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net (loss)	$(146,110)	$(186,871)
Adjustments to reconcile consolidated net (loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	53,237	61,101
Amortization of debt financing costs	15,540	3,912
Impairment of intangible assets	10,748	112,998
Goodwill impairment	15,955	—
Fixed asset impairment and other	10,385	—
Non-cash stock compensation expense	16,034	17,199
Non-cash interest expense	2,567	—
Deferred income taxes, net	381	(42,726)
Other	(29)	467
Changes in operating assets and liabilities:
Other non-current assets	455	(2,389)
Trade accounts receivable	10,148	(22,269)
Inventories, net	5,909	(11,422)
Prepaid expenses and other current assets	12,486	373
Trade accounts payable	15,868	10,752
Accrued legal fees and contingencies	25,478	20,922
Uncertain tax liabilities	(47,705)	646
Accrued expenses and other liabilities	3,447	567
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	$4,794	$(36,740)
INVESTING ACTIVITIES:
Proceeds from disposal of assets	—	28
Payments for intangible assets	(87)	(50)
Purchases of property, plant and equipment	(23,522)	(51,045)
NET CASH (USED IN) INVESTING ACTIVITIES	$(23,609)	$(51,067)
FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	—	546
Stock compensation plan withholdings for employee taxes	(313)	(776)
Payment of contingent acquisition liabilities	—	(4,793)
Lease payments	(344)	(10)
NET CASH (USED IN) FINANCING ACTIVITIES	$(657)	$(5,033)
Effect of exchange rate changes on cash and cash equivalents	19	(900)
(DECREASE) IN CASH AND CASH EQUIVALENTS	$(19,453)	$(93,740)
Cash, cash equivalents, and restricted cash at beginning of period	225,794	369,889
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$206,341	$276,149
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	$52,973	$40,487
Amount (received) paid for income taxes, net	$(14,460)	$9,667
Additional capital expenditures included in accounts payable	$3,515	$10,504

Reconciliation of GAAP Net Income/(Loss) to Non-GAAP EBITDA and Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
NET INCOME/(LOSS)	$47,670	$(70,140)	$(146,110)	$(186,871)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	7,739	7,050	22,847	21,116
Amortization expense	9,375	13,613	30,390	39,985
Interest expense, net	18,982	11,691	50,650	32,331
Income tax (benefit)	(66,257)	(18,399)	(63,355)	(41,951)
EBITDA	17,509	(56,185)	(105,578)	(135,390)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Merger and acquisition-related expenses	21	24	27	99
Employee retention expense	1,813	—	5,156	—
Data integrity investigations & assessment	2,660	5,763	10,679	22,399
Fresenius transaction & Securities Class Action Litigation	2,690	9,445	6,135	35,002
Refinancing advisory fees	1,511	—	11,549	—
Non-cash stock compensation expense	5,726	5,746	16,034	17,199
Impairment of goodwill	—	—	15,955	—
Impairment of intangible assets	—	29,648	10,748	112,998
Amortization of deferred financing costs	8,581	1,304	15,540	3,912
Restatement expenses	—	69	(26)	(746)
Executive termination expenses	—	—	835	—
Impairment of fixed assets and other	158	—	10,385	—
(Gain) on disposal of fixed assets	—	(204)	(29)	(224)
Litigation rulings, settlements and contingencies	(11,625)	14,344	63,254	13,944
ADJUSTED EBITDA	$29,044	$9,954	$60,664	$69,193

The table below sets forth expenses included in Net (loss) that have not been included as adjustments to arrive at EBITDA and Adjusted EBITDA in the preceding table.

	($ in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
FDA compliance related expenses	$4,566	$9,484	$27,407	$9,734
Failure to supply penalties (recorded as a contra-revenue)	(600)	3,982	9,625	14,991
TheraTears® direct-to-consumer advertising campaign	1,516	1,299	3,950	11,174

Reconciliation of GAAP Net Income/(Loss) to non-GAAP Adjusted Net (Loss) and Adjusted Diluted (Loss) Earnings Per Share
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
NET INCOME/(LOSS)	$47,670	$(70,140)	$(146,110)	$(186,871)

Income tax (benefit)	(66,257)	(18,399)	(63,355)	(41,951)

(LOSS) BEFORE INCOME TAXES	$(18,587)	$(88,539)	$(209,465)	$(228,822)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Merger & acquisition-related expenses (1)	21	24	27	99
Employee retention expense (2, 3, 4)	1,813	—	5,156	—
Data integrity investigations & assessment (2)	2,660	5,763	10,679	22,399
Fresenius transaction & litigation (2)	2,690	9,445	6,135	35,002
Refinancing advisory fees (2)	1,511	—	11,549	—
Restatement expenses (2)	—	69	(26)	(746)
Non-cash stock compensation expense (2, 3, 4)	5,726	5,746	16,034	17,199
Amortization expense (5)	9,375	13,613	30,390	39,985
Impairment of goodwill (7)	—	—	15,955	—
Impairment of intangible assets (7)	—	29,648	10,748	112,998
Amortization of deferred financing costs (8)	8,581	1,304	15,540	3,912
Executive termination expenses (2)	—	—	835	—
Impairment of fixed assets and other (9)	158	—	10,385	—
Gain on disposal of fixed assets (2, 6)	—	(204)	(29)	(224)
Litigation rulings, settlements and contingencies (10)	(11,625)	14,344	63,254	13,944
ADJUSTED INCOME/(LOSS) BEFORE INCOME TAX	$2,323	$(8,787)	$(12,833)	$15,746

Option exercise and RSU vesting tax impact (11)	—	(1,278)	—	(2,416)
Adjustments to income tax (benefit)/provision (11)	—	(596)	—	6,013
TOTAL ADJUSTED INCOME TAX (BENEFIT)/PROVISION	$—	$(1,874)	$—	$3,597

ADJUSTED NET INCOME/(LOSS)	$2,323	$(6,913)	$(12,833)	$12,149

ADJUSTED DILUTED EARNINGS PER SHARE	$0.02	$(0.06)	$(0.10)	$0.10

(1) - Excluded from Acquisition-related costs
(2) - Excluded from SG&A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from Cost of sales
(5) - Excluded from Amortization of intangibles
(6) - Excluded from Other non-operating (expense) income, net
(7) - Excluded from Impairment of goodwill, intangible assets
(8) - Excluded from Amortization of deferred financing costs
(9) - Excluded from Impairment of fixed assets
(10) - Excluded from Litigation rulings, settlements and contingencies
(11) - Included in Income tax expense

AKORN, INC.
Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to Adjusted EBITDA Ratio
(In Thousands, Except Net Debt to Adjusted EBITDA Ratio)

September 30, 2019
GAAP Debt	$838,517
Deferred financing costs	6,918
Total term loans outstanding	$845,435
Cash and cash equivalents	205,542
Net debt	$639,893

Adjusted EBITDA, trailing twelve months ended	$40,752

Net debt to adjusted EBITDA ratio	15.7

AKORN, INC.
Reconciliation of 2019 Financial Guidance of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In Millions)

Reconciliation of GAAP Net Income to NON-GAAP Adjusted Net Income:
	2019 Guidance
	Lower Range	Upper Range
GAAP NET (LOSS)	$(193)	$(178)

Add:
Intangible asset amortization expense	40	40
Share-based compensation expense	21	21
Amortization of deferred financing costs	22	22
Other one-time expenses	144	144

Subtract:
Income tax (benefit)	(63)	(63)

Adjusted NET (LOSS)	$(29)	$(14)

Reconciliation of GAAP Net Income to NON-GAAP Adjusted EBITDA
	2019 Guidance
	Lower Range	Upper Range
NET (LOSS)	$(193)	$(178)

Add:
Depreciation expense	30	30
Amortization expense	40	40
Interest expense, net	70	70
Income tax (benefit)	(63)	(63)
EBITDA	$(116)	$(101)

Add:
Employee retention expense	7	7
Data Integrity investigations & assessment	13	13
Fresenius transaction & litigation	7	7
Non-cash stock compensation expense	21	21
Refinancing advisory fees	16	16
Impairment of goodwill	16	16
Impairment of intangible assets	11	11
Amortization of deferred financing costs	22	22
Executive termination expenses	1	1
Impairment of fixed assets and other	10	10
Litigation rulings, settlements and contingencies	63	63
ADJUSTED EBITDA	$71	$86

Investors/Media:
(847) 279-6162
Investor.relations@akorn.com